As filed with the Securities and Exchange Commission on September 3, 2003


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): September 3, 2003


                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
             (Exact name of registrant as specified in its charter)

           DELAWARE                       0-18711                13-3437739
(State or other jurisdiction      (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)


7 PENN PLAZA, SUITE 422, NEW YORK, NY                              10001
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:           (212) 563-1036


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ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Actrade Financial Technologies Ltd. (the "Company") has received a letter (the "Letter"), from persons purportedly holding more than twenty percent (20%) of the Company's outstanding capital stock, calling a special meeting of the shareholders of the Company and requesting that the Secretary of the Company fix and notice the date for such a meeting. The purposes specified in the Letter for the special meeting are to vote on proposals to: (i) remove all of the existing members of the Board of Directors of the Company and (ii) elect a new Board of Directors, consisting of individuals proposed by the signatories to the Letter.

         The executive committee of the Board of Directors of the Company will be meeting in due course to consider what action to take in response to the Letter.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ACTRADE FINANCIAL TECHNOLOGIES LTD.



                                            By: /s/ Richard McCormick
                                                -------------------------------
                                                Name:  Richard McCormick
                                                Title: Chief Executive Officer



Dated: September 2, 2003